Exhibit 10.1

INDEPENDENCE BANCSHARES, INC.

2005 STOCK INCENTIVE PLAN

AMENDMENT NO. 2 ADOPTED BY THE BOARD OF DIRECTORS

FEBRUARY 27, 2013

First, the Board amended Section 5.1 of the Plan by deleting Article V, Section 5.1 in its entirety and replacing it with the following:

5.1 Limitations. The maximum number of shares that may be issued hereunder shall be 2,466,720. The total number of shares of Stock issuable pursuant to Incentive Stock Options is 260,626 (other than pursuant to antidilution adjustments). Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Plan to be executed as of February 27, 2013 in accordance with the authority provided by the Board of Directors.

Independence Bancshares, Inc.

By: /s/ Gordon A. Baird

Gordon A. Baird

Chief Executive Officer

5